10.3
SETTLEMENT AGREEMENT

This Settlement Agreement of Debt to Stock conversion (the “Agreement”) is made and entered effective as of the ,15 day of December 2006, by and between , Ecoland International, a Nevada  corporation (“Maker”) with corporate office at 4909 West Joshua Boulevard, Suite 1059Chandler, Arizona and Stephen Treanor., an Individual (“Payee”) with corporate offices at 6 Carriffvale, Dublin Road, Newry Co, Down, N lreland..

RECITALS

C.           On December 15, 2006 Ecoland International) signed a Promissory Note with promises to pay Stephen Treanor. in the amount of ($60,000.00) with interest of 8% until the due date. The note was to be paid in full on or before December 15, 2007. Total due at this time would be ($72,000,00).

D.           December 15, 2007 having past this note is now in Default.

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual covenants, obligations, and mutual general release contained herein, the Parties hereby agree as follows:
AGREEMENT

1.           The Parties agree and acknowledge that the foregoing Recitals are true and correct.
2.           Liability.  The Parties acknowledge that by entering into this Agreement, none of the Parties are admitting to liability for any claim, including without limitation, those claims that have been or could have been asserted.
 3.           Obligations of the Parties and Terms of Settlement.             The Parties agreement that Stephen Treanor an Indivual does hold receivable notes for sixty Thousand dollars from Ecoland International a Nevada Corporation and Ecoland International does agree to convert $36,000.00 dollars of said notes Common shares of Ecoland International’s company stock at $.006  per Share
4.           Additional Notes.             It is understood by both parties that the additional notes totaling $36,000,00 plus accrued interest of 8% until paid in full shall remain in place and continue to be secured by the notes that are now in place and attached assets. At Coast option the additional notes maybe converted into Common shares of Ecoland International’s company stock .
6.	Attorney’s Fees and Costs. The Parties shall bear their own attorneys’ fees and costs.

6.	General Provisions.
a.           Successors and Assigns.  The Parties understand and expressly agree that this Agreement is binding upon them, as well as their heirs, legal representatives, personal representatives, successors, assigns, agents, and other representatives.

b.           Governing Law.  This Agreement is entered into in Arizona, and shall be interpreted, enforced, and governed by Arizona law.

c.           Severability.  If a court of competent jurisdiction declares any of the Agreement’s provisions unenforceable, the remaining provisions shall be enforced as though the Agreement does not contain the unenforceable provisions.

d.           Further Actions.   The Parties will execute and deliver to the other from time to time at or after execution of this Agreement, for no additional consideration and at no additional cost to the requesting party, such further documents as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired under this Agreement.

e.           Warranty and Indemnification.  The Parties represent and warrant that as of the date of this Agreement they have not voluntarily or involuntarily transferred any of the Released Matters to any other person or entity, and that no interest created by operation of law exists in any of the Released Matters.

f.           Entire Agreement.  This Agreement sets forth the Parties’ complete and final agreement with respect to the resolution of the matters set forth herein, and amends any and all prior agreements referenced herein or understandings between the Parties pertaining to the matters addressed in this Agreement.  This Agreement may not be altered or amended except by a written instrument executed by all Parties who are affected by such alteration or amendment. This Agreement shall not be effective unless and until executed by all Parties.

g.           Counterparts. This Agreement may be executed by the Parties in separate counterparts. Upon execution of a counterpart by each of the Parties, such counterparts shall be deemed one and the same Agreement.  Facsimile signatures shall be accepted as original signature as long as they are certified below by the respective Parties’ counsel.

h.           Construction.  The Parties and signatories hereto, and each of them, agree and acknowledge that the terms and language of this Agreement have been jointly drafted by all of the Parties.

IN WITNESS WHEREOF, the Parties have executed original counterparts of this Agreement effective as of the day and year first written above.

Ecoland International

By:	s/ David Wallace
–Its President& CEO, David Wallace

s/Stephen Treanor

Stephen Treanor, an Individual